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                                                                    EXHIBIT 4.01


                        AMENDMENT TO THE RIGHTS AGREEMENT

         THIS AMENDMENT TO THE RIGHTS AGREEMENT (this "Amendment"), dated as of December 15, 2004, is made by and between VERITAS Software Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company, as Rights Agent (the "Rights Agent"). The Company and the Rights Agent may be individually referred to herein as a "Party" and, collectively, as the "Parties."

                                   Background

         A. The Parties entered into a Rights Agreement, dated as of June 16, 1999 (the "Rights Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Rights Agreement.

         B. The Company, Symantec Corporation, a Delaware corporation ("Parent"), and Carmel Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which Sub, upon the terms and subject to the conditions set forth therein, shall be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent.

         C. The Board of Directors of the Company has determined by resolution that an amendment to the Rights Agreement as set forth herein is advisable and in the best interests of the Company and its stockholders.

         D. Pursuant to Section 27 of the Rights Agreement, from time to time the Company may, and the Rights Agent shall if the Company directs, from time to time supplement and amend the Rights Agreement and the Company has so directed the Rights Agent to join this Amendment.

                                      Terms

         In consideration of the mutual covenants contained herein and in the Rights Agreement and intending to be legally bound hereby, the Parties agree as follow:

                1. Amendment of Section 1. Section 1 of the Rights Agreement is hereby supplemented and amended to add the following definitions in the appropriate alphabetical locations:

                        "Merger" shall mean the "Merger" as such term is defined in the Merger Agreement.

                        "Merger Agreement" shall mean the Agreement and Plan of Reorganization, dated as of December 15, 2004, by and among the Company, Parent and Sub, as amended or supplemented from time to time.

                        "Parent" shall mean Symantec Corporation, a Delaware corporation.


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                        "Sub" shall mean Carmel Acquisition Corp., a Delaware
         corporation and a wholly owned subsidiary of Parent.

                2. Amendment of Definition of "Acquiring Person". The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby supplemented and amended by adding the following at the end thereof:

                                    "(D)  neither Parent, Sub nor any of their
         respective Affiliates or Associates shall be deemed to be an Acquiring Person solely as a result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated thereby."

                3. Amendment of Definition of "Shares Acquisition Date". The definition of "Shares Acquisition Date" in Section 1(p) of the Rights Agreement is supplemented and amended by inserting the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as the result of the public announcement, approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated thereby."

                4. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby supplemented and amended by inserting the following sentence immediately after the last sentence thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by reason of the public announcement, approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated thereby."

                5. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby supplemented and amended by deleting the word "or" that immediately precedes clause (iii) and inserting the following clause at the end of such Section 7(a):

         "or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement)"

                6. Amendment to Section 25(a). Section 25(a) of the Rights Agreement is hereby supplemented and amended by inserting the following sentence immediately after the last sentence thereof:

         "Notwithstanding anything in this Agreement to the contrary, in no event shall the provisions of this Section 25 apply to the public announcement, approval, execution, delivery or performance of the Merger Agreement or the



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         consummation of the Merger or any of the other transactions contemplated thereby."

                7. Amendment to Section 26. Section 26 of the Rights Agreement is hereby supplemented and amended by deleting the addresses of the Company and the Rights Agent set forth therein and replacing them with the following, respectively:

                          "VERITAS Software Corporation
                           350 Ellis Street
                           Mountain View, California 94043
                           Attention:  Corporate Secretary"

                           Mellon Investor Services LLC
                           235 Montgomery Street, 23rd Floor
                           San Francisco, California 94104
                           Attention:  Joseph W. Thatcher, Jr."

                8. Waiver of Notice(s). The Rights Agent and the Company hereby waive any notice requirement(s) under the Rights Agreement pertaining to the matters covered by this Amendment.

                9. Other Provisions Unaffected. This Amendment shall be deemed to be in full force and effect immediately prior to the execution and delivery of the Merger Agreement. Except as expressly modified herein, all arrangements, agreements, terms, conditions and provisions of the Rights Agreement remain in full force and effect, and this Amendment and the Rights Agreement, as hereby modified, shall constitute one and the same instrument.

                10. Miscellaneous.

                a. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                b. Governing Law. This Amendment, the Rights Agreement, each Right and each Right Certificate issued hereunder or thereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                c. Further Assurances. Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Amendment, the Rights Agreement, and the transactions contemplated hereunder and/or thereunder.

                d. Descriptive Headings. Descriptive headings of the several Sections of this Amendment and the Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof or thereof.


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                e. Entire Agreement. This Amendment and the Rights Agreement,
and all of the provisions hereof and thereof, shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and executors, administrators and heirs. This Amendment, together with the Rights Agreement, sets forth the entire agreement and understanding among the Parties as to the subject matter hereof and merges with and supercedes all prior discussions and understandings of any and every nature among them. Without limiting the foregoing, the Rights Agent shall not be subject to, nor required to interpret or comply with, or determine if any Person has complied with, the Merger Agreement even though reference thereto may be made in this Amendment and the Rights Agreement.

                f. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, then such term, provision, covenant or restriction shall be enforced to the maximum extent permissible, and the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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         IN WITNESS WHEREOF, the Parties have executed this Amendment to the
Rights Agreement as the date first set forth above.



                                        VERITAS SOFTWARE CORPORATION

                                        By:  /s/ John F. Brigden
                                             -----------------------------------
                                        Name: John F. Brigden
                                        Title: Senior Vice President, General
                                               Counsel and Secretary

                                        MELLON INVESTOR SERVICES LLC

                                        By:  /s/ Joseph W. Thatcher, Jr.
                                             -----------------------------------
                                        Name:  Joseph W. Thatcher, Jr.
                                        Title: Vice President